EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Country/State of Incorporation	Doing Business As

Allsteel Inc.	Illinois	Allsteel Inc.; HNI One

Contract Resource Group LLC	Delaware	Contract Resource Group LLC

Dongguan Lamex Furniture Co. Ltd.	PRC	Dongguan Lamex Furniture Co. Ltd.

Global Known Ltd.	Hong Kong	Global Known Ltd.

The Gunlocke Company L.L.C.	Iowa	The Gunlocke Company L.L.C.

HBF Asia Pacific Limited	Hong Kong	HBF Asia Pacific Limited

Hearth & Home Technologies LLC	Iowa	Hearth & Home Technologies

HFM Partners	Iowa	HFM Partners

HHT L.L.C.	Washington	HHT L.L.C.

Hickory Business Furniture, LLC	North Carolina	Hickory Business Furniture, LLC

HNI Asia L.L.C.	Iowa	HNI Asia L.L.C.

HNI Asia Technology Services (Shenzhen) Limited	PRC	HNI Asia Technology Services (Shenzhen) Limited

HNI Holdings Inc.	Iowa	HNI Holdings Inc.

HNI Hong Kong Limited	Hong Kong	HNI Hong Kong Limited

HNI International Inc.	Iowa	HNI International Inc.

HNI International (Mexico) L.L.C.	Iowa	HNI International (Mexico) L.L.C.

HNI International (Puerto Rico) L.L.C.	Iowa	HNI International (Puerto Rico) L.L.C.

HNI Middle East DMCC	Dubai	HNI Middle East DMCC

HNI Office India Ltd.	India	HNI India

HNI Services LLC	Iowa	HNI Services LLC

HNI Singapore Private Limited	Singapore	HNI Singapore Private Limited

HNI Technologies Inc.	Iowa	HNI Technologies Inc.

The HON Company LLC	Iowa	The HON Company LLC

HON INDUSTRIES (Canada) Inc.	Canada	HON INDUSTRIES (Canada) Inc.

HON Internacional de Mexico S.de R.L.de C.V.	Mexico	HON Internacional de Mexico S.de R.L.de C.V.

HON Internacional Servicios de Mexico, S.de R.L. de C.V.	Mexico	HON Internacional Servicios de Mexico, S.de R.L. de C.V.

Lamex China Investment Ltd.	Hong Kong	Lamex China Investment Ltd.

Lamex Trading Co. Ltd.	Hong Kong	Lamex Trading Co. Ltd.

Maxon Furniture Inc.	Iowa	Maxon Furniture Inc.

Monessen Hearth Canada, Inc.	Canada	Monessen Hearth Canada, Inc.

Monessen Hearth Systems Company, LLC	Kentucky	Monessen Hearth Systems Company, LLC; Vermont Castings Group

Monessen Holding Company LLC	Delaware	Monessen Holding Company LLC

OFM, LLC	Delaware	OFM, LLC; Essentials by OFM

Paoli LLC	Iowa	Paoli LLC

Pearl City Insurance Company	Arizona	Pearl City Insurance Company